EXHIBIT 10.45

March 27, 2009

The Coast Distribution System, Inc.

350 Woodview Avenue

Morgan Hill, California 95037

Re: Fourth Amendment and Waiver

Gentlemen:

The Coast Distribution System, Inc., a Delaware corporation (“Coast Delaware”), United Sales & Warehouse of Texas, Inc., a Texas corporation (“United Sales”), C/P Products Corp., an Indiana corporation (“C/P”), Mohawk Trailer Supply, Inc., a New York corporation (“Mohawk”), and Les Systemes De Distribution Coast (Canada) Inc. The Coast Distribution System (Canada) Inc., a corporation organized under the laws of the Province of Quebec (“Coast Canada”) (Coast Delaware, United Sales, C/P, Mohawk, and Coast Canada are referred to individually as “Borrower” and collectively as “Borrowers”), and Bank of America, NA., as successor by merger to LaSalle Bank Midwest National Association (“US Lender”), acting by and through Bank of America, N.A., a national banking association, as successor by merger to LaSalle Business Credit, LLC, a Delaware limited liability company, as Agent for US Lender (“Agent”) and Bank of America, N.A. (acting through its Canada branch) (“Canadian Lender”), (US Lender, acting through Agent, and Canadian Lender are referred to collectively as “Lender”), have entered into that certain Third Amended and Restated Loan and Security Agreement dated August 30, 2005 (the “Security Agreement”). From time to time thereafter, Borrowers and Lender may have executed various amendments (each an “Amendment” and collectively the “Amendments”) to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the “Agreement”). Borrowers and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Agreement hereby is amended as follows:

(a) The following definitions in Section 1 of the Agreement are hereby deleted: Applicable Margin, Canadian Bankers’ Acceptances,

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Draft, Drawing, Drawing Date, Drawing Fee, Drawing Notice, Drawing Purchase Price, Face Amount, Reference Discount Rate.

(b) The following definitions in Section 1 of the Agreement are hereby amended and restated in their entirety as follows:

“Approved Bank” shall mean with respect to Deposit Accounts, Bank of America, N.A.

“Canadian Inventory Advance Sublimit” shall mean (i) an amount up to the lesser of Two Million Five Hundred and No/100 Dollars ($2,500,000.00) or fifty percent (50%) of the value of Eligible Inventory owned by Coast Canada; provided, however, that in no event shall the Inventory advances under the Canadian Inventory Advance Sublimit plus the advances under the US Inventory Advance Sublimit exceed Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000.00);, provided further that, Lender may reduce the lending formula with respect to Coast Canada Eligible Inventory in its Permitted Discretion.

“Canadian Maximum Loan Sublimit” shall mean an amount up to Eight Million and No/100 Dollars ($8,000,000.00), except as such amount may be increased or decreased by Canadian Lender in its Permitted Discretion, minus the FX Reserve (if any), provided that Coast Canada may, upon three (3) days prior notice, request that the Canadian Maximum Loan Sublimit be increased or decreased in increments of Five Hundred Thousand and No/100 Dollars ($500,000.00). Coast US acknowledges that any request by Coast Canada to increase the Canadian Maximum Loan Sublimit shall constitute a corresponding request to Coast US to reduce the US Maximum Loan Sublimit by a like amount. Borrowers acknowledge that the amount of the Canadian Maximum Loan Sublimit as of the date hereof is Five Million and No/100 Dollars ($5,000,000.00) and the amount of the US Maximum Loan Sublimit as of the date hereof is Twenty Million and No/100 Dollars ($20,000,000.00). Borrowers further acknowledge that the amount of the Canadian Maximum Loan Sublimit plus the amount of the US Maximum Loan Sublimit shall in no event exceed Twenty Five Million and No/100 Dollars ($25,000,000.00).

“Canadian Prime Based Rate” shall mean the Canadian Prime Rate plus two and one quarter percent (2.25%) per annum.

“Canadian Prime Rate” shall mean the rate of interest publicly announced from time to time by the Canadian Lender as its reference rate of interest for loans made in Canadian Dollars and designated as its “prime” rate. The prime rate is a rate set by Canadian Lender based upon various factors, including Canadian Lender’s costs and desired return, general economic conditions and other factors and is used as

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a reference point for pricing some loans. Any change in the prime rate announced by the Canadian Lender shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based on the Prime Rate hereunder, shall be adjusted simultaneously with any change in the prime rate. In the event that the Canadian Lender (including any successor or assignor) does not at any time publicly announce a prime rate, the “Prime Rate” shall mean the “prime rate” publicly announced by a Schedule 1 chartered bank in Canada selected by the Canadian Lender.

“Canadian Revolving Credit Outstandings” shall mean the total amount of all monetary obligations, liabilities and indebtedness under revolving credit facilities or credit undertakings made available to, or for the benefit of, Coast Canada hereunder that are outstanding on the date a determination of such amount is made, including, but not limited to, the aggregate then outstanding amount of all Loans or other advances made to, or on behalf of, Coast Canada, the then face amount of all drawn and unreimbursed or undrawn Letters of Credit issued for the account of Coast Canada calculated without duplication.

“Canadian US Base Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Canadian Lender in Toronto, Ontario as its “base rate” (the “base rate” being a rate set by the Canadian Lender based upon various factors including the Canadian Lender’s costs and desired return, general economic conditions and other factors, and used as a reference point for pricing some loans in US Dollars). Any change in the “base rate” announced by the Canadian Lender shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the base rate. In the event that the Canadian Lender (including any successor or assignor) does not at any time publicly announce a “base rate”, then “Base Rate” shall mean the “base rate” publicly announced by a Schedule 1 chartered bank in Canada selected by the Canadian Lender.

“Canadian US Based Rate” shall mean the Canadian US Base Rate in effect from time to time plus two and one quarter percent (2.25%) per annum.

“Eligible Inventory” shall mean any and all current and saleable Inventory of a Borrower as determined by Lender in its sole discretion for lending purposes including, without limitation, Inventory which meets the following requirements (provided that Lender shall give such Borrower written notice of any eligibility criteria established by Lender and not set forth herein):

(i) it is owned by a Borrower, such Borrower has the right to subject it to a security interest in favor of Lender and it is subject to a first priority

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perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

(ii) it is located on one of the premises listed on Exhibit A hereto (or other locations of which Lender has been advised in writing pursuant to subsection 12(b)(i) hereof), such locations are within the United States and Canada and is not in transit except between such locations set forth on Exhibit A;

(iii) if held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused and free from defects which would, in Lender’s sole discretion determined in good faith, affect its market value;

(iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Lender has given its prior written approval and such Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Lender shall require;

(v) Lender has determined in good faith, in accordance with Lender’s customary business practices, that it is not unacceptable due to age, type, category or quantity;

(vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or (B) which violates any of the covenants of Borrowers contained in this Agreement; and

(vii) it does not consist of Slow Moving Inventory; provided that, without out limitation of anything contained herein, as of the date hereof, (A) Lender shall deem Three Million Five Hundred Thousand and No/100 Dollars ($3,500,00.00) of the Inventory of Coast US to be Slow Moving Inventory, which amount shall increase or decrease in an amount to be determined by Lender in its Permitted Discretion on the first day of each month thereafter and (B) Lender shall deem Five Hundred Thousand and No/100 Dollars ($500,000.00) of the Inventory of Coast Canada to be Slow Moving Inventory, which amount shall increase or decrease in an amount determined by Lender in its Permitted Discretion.

“FX Reserve” shall mean an amount determined by Canadian Lender in its Permitted Discretion.

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“Indebtedness” shall mean (i) all obligations of Borrowers for borrowed money; (ii) all monetary obligations of Borrowers evidenced by bonds, debentures, notes, or other similar instruments and all reimbursements or other obligations of Borrowers in respect of letters of credit, letter of credit guaranties, interest rate swaps, controlled disbursement accounts, or other financial products; (iii) all monetary obligations under capitalized leases of Borrowers; (iv) all monetary obligations or liabilities of others secured by a lien or security interest on any asset owned by Borrowers, irrespective of whether such obligation or liability is assumed; and (v) any monetary obligation of Borrowers guaranteeing or intended to guaranty (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to a Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person. In each case the amount of such obligations and liabilities that comprise Indebtedness shall be calculated without duplication.

“Interest Type” shall mean the distinction between advances bearing interest at the LIBOR Based Rate, Canadian Prime Rate, Canadian US Base Rate and the US Prime Rate.

“LIBOR Based Rate” shall mean the LIBOR Rate plus four hundred (400) basis points per annum.

“LIBOR Rate” shall mean (i) for any Libor Rate Loan made by U. S. Lender to Coast US., for any lnterest Period with respect to a LlBOR Rate Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by Lender at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association Libor (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Lender); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LlBOR Rate Loan would be offered by Lender’s London branch to major banks in the London interbank Eurodollar market. If the Board of Governors imposes a Reserve Percentage with respect to LlBOR deposits, then the LlBOR Rate shall be the foregoing rate, divided by 1 minus the Reserve Percentage and (ii) for any Libor Rate Loan made by Canadian Lender to Coast Canada, for the Interest Period of each such Libor Rate Loan Loan, the rate of interest per annum equal to the annual rates applicable to Canadian Dollar Bankers’ Acceptances having an identical or comparable term as the proposed Libor Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 A.M. Eastern time on such day (or, if such day is not a Business Day, as of 10:00 A.M. Eastern time on the immediately preceding Business Day), plus five (5) basis points, provided that if such rates do not appear on the CDOR Page at such time on such date,

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the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 A.M. Eastern time on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by Canadian Lender is then offering to purchase Canadian Dollar Bankers’ Acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term), plus five (5) basis points.

“Maximum Loan Limit” shall mean an amount not to exceed Twenty Five Million and No/100 Dollars ($25,000,000.00).

“US Inventory Advance Sublimit “ shall mean the lesser of Fifteen Million and No/100 Dollars ($15,000,000.00) or fifty percent (50%) of the value of Eligible Inventory owned by Coast US; provided, however, that in no event shall the Inventory advances under the US Inventory Advance Sublimit plus advances under the Canadian Inventory Advance Sublimit exceed Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000.00), provided further that US Lender may reduce the lending formula with respect to Coast US’ Eligible Inventory in its Permitted Discretion.

“US Maximum Loan Sublimit” shall mean an amount up to Twenty Five Million and No/100 Dollars ($25,000,000.00), except as such amount may be increased or decreased by Lender in it’s Permitted Discretion, provided that Coast US may, upon three (3) days prior notice, request that the US Maximum Loan Sublimit be increased or decreased in increments of Five Hundred Thousand and No/100 Dollars ($500,000.00). Coast Canada acknowledges that any request by Coast US to increase the Coast US Maximum Loan Sublimit shall constitute a corresponding request to Coast Canada to reduce the Canadian Maximum Loan Sublimit by a like amount. Borrowers acknowledge that the amount of the US Maximum Loan Sublimit as of the date hereof is Twenty Million and No/100 Dollars ($20,000,000.00) and the amount of the Canadian Maximum Loan Sublimit as of the date hereof is Five Million and No/100 Dollars ($5,000,000.00). Borrowers further acknowledge that the amount of the US Maximum Loan Sublimit plus the amount of the Canadian Maximum Loan Sublimit shall in no event exceed Twenty Five Million and No/100 Dollars ($25,000,000.00).

“US Prime Based Rate” shall mean the US Prime Rate in effect from time to time plus two and one quarter percent (2.25%) per annum.

“US Prime Rate” shall mean shall mean the rate of interest announced by Agent from time to time as its prime rate. Such rate is set by Agent on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced

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by Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

(c) The first clause prior to clause (i) of the definition of Eligible Account is hereby amended and restated in its entirety as follows:

“Eligible Account” shall mean an Account owing to a Borrower as determined by Lender in its sole discretion for lending purposes including, without limitation, Accounts which meet the following requirements (provided that Lender shall give such Borrower written notice of any eligibility criteria established by Lender and not set forth herein):

(d) Section 1 is herby amended to add the following definitions in their proper alphabetical order:

“Pre Tax Profit” shall mean net income before taxes but excluding extraordinary gains, gains on asset sales, gain on investments and any other non operating income or the non-recurring income as determined by Lender in its sole discretion.

“Slow Moving Inventory” shall mean Inventory in excess of one (1) years supply.

(e) Subsection 2(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) US Revolving Loans.

Subject to the terms and conditions of this Agreement, during the Original Term and any Renewal Term, Agent shall, absent the existence of an Event of Default, make revolving loans and advances (the “US Revolving Loans”) to Coast US on behalf of US Lender, or cause US Lender to make such loans and advances in an amount up to the sum of the following sublimits (the “US Borrowing Base Availability”):

(i) an amount equal to up to eighty percent (80%) of the face amount of Coast US’ Eligible Accounts, (provided that Agent may reduce the lending formula with respect to Coast US’ Eligible Accounts in Agent’s Permitted Discretion; plus

(ii) the US Inventory Advance Sublimit; minus

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(iii) such reserves as Agent elects, in its Permitted Discretion, to establish from time to time, including, without limitation, a reserve (a) of $1,000,000 and (b) with respect to Hedging Obligations (which shall include, without limitation, the FX Reserve), in an amount determined by Agent in its Permitted Discretion;

provided, that the US Borrowing Base Availability shall in no event exceed the US Maximum Loan Sublimit, provided further that the aggregate unpaid principal balance of the US Revolving Credit Outstandings plus the aggregate unpaid principal balance of Canadian Revolving Credit Outstandings shall in no event exceed the Maximum Loan Limit.

The aggregate unpaid principal balance of all US Revolving Credit Outstandings shall not at any time exceed the lesser of the (i) US Borrowing Base Availability and (ii) the US Maximum Loan Sublimit. If at any time (A) the US Revolving Credit Outstandings exceeds either the US Borrowing Base Availability or the US Maximum Loan Sublimit, (B) any portion of the US Revolving Credit Outstandings exceeds any applicable sublimit within the US Borrowing Base Availability or (C) the aggregate unpaid principal balance of the US Revolving Credit Outstandings and Canadian Revolving Credit Outstandings exceeds the Maximum Loan Limit, except as otherwise provided in subsection 2(e), Coast US shall immediately and without the necessity of a demand by Agent or US Lender, pay to US Lender or Agent, for the benefit of US Lender, such amount as may be necessary to eliminate such excess and Agent and US Lender shall apply such payment to the US Revolving Credit Outstandings to eliminate such excess.

Coast US hereby authorizes Agent and US Lender, in each of their Permitted Discretion, to charge any of Coast US’ accounts or advance US Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement.

A request for a US Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Coast US shall give Agent same day notice, no later than 1:00 P.M. (Chicago time) for such day, of its request for a US Revolving Loan as a US Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a US Revolving Loan as a LIBOR Rate Loan, in which notice Coast US shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default. In the event that Coast US maintains a controlled disbursement account at LaSalle Bank,

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each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a US Revolving Loan as a US Prime Rate Loan. As an accommodation to Coast US, Agent may permit telephone requests for US Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Coast US. Unless Coast US specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Coast US, neither Agent nor US Lender shall have any liability to Coast US for any loss or damage suffered by Coast US as a result of Agent’s or US Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or US Lender by Coast US and neither Agent nor US Lender shall have any duty to verify the origin of any such communication or the authority of the Person sending it.

Coast US hereby irrevocably authorizes Agent and US Lender to disburse the proceeds of each US Revolving Loan requested by Coast US, or deemed to be requested by Coast US, as follows: the proceeds of each US Revolving Loan requested under subsection 2(a) shall be disbursed by Agent or US Lender in lawful money of the United States of America in immediately available funds by wire transfer, Automated Clearing House (ACH) transfer or internal bank transfer of funds (if applicable) to a bank account at an Approved Bank or to such other bank account as may be agreed upon by Coast US and Agent (which agreement by Agent shall not be unreasonably withheld) from time to time, or elsewhere if pursuant to a written direction from Coast US.

(f) Subsection 2(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b) Canadian Revolving Loans.

Subject to the terms and conditions of this Agreement, during the Original Tern and any Renewal Term, Canadian Lender shall, absent the existence of an Event of Default, make revolving loans and advances (the “Canadian Revolving Loans”) to Coast Canada in an amount up to the sum of the following sublimits (the “Canadian Borrowing Base Availability”):

(i) up to eighty percent (80%) of the face amount of Coast Canada’s Eligible Accounts; (provided that Lender may reduce the lending formula with respect to Coast Canada’ Eligible Accounts in its Permitted Discretion; plus

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(ii) The Canadian Inventory Advance Sublimit; minus

(iii) such reserves as Canadian Lender elects, in its Permitted Discretion, to establish from time to time, including, without limitation, (a) the FX Reserve and (b) a reserve in the amount of $2,000 per employee. Canadian Borrower acknowledges that as of December 31, 2008, it has 76 employees. In connection therewith, Canadian Borrower shall furnish a report to Canadian Lender on the first day of each month stating the number of its employees.

The aggregate unpaid principal balance of the Canadian Revolving Credit Outstandings shall not at any time exceed the lesser of the (i) Canadian Borrowing Base Availability and (ii) the Canadian Maximum Loan Sublimit. If at any time (A) the Canadian Revolving Credit Outstandings exceeds either the Canadian Borrowing Base Availability or the Canadian Maximum Loan Sublimit, (B) any portion of the Canadian Revolving Credit Outstandings exceeds any applicable sublimit within the Canadian Borrowing Base Availability or (C) the aggregate unpaid principal balance of the US Revolving Credit Outstandings plus the Canadian Revolving Credit Outstandings exceeds the Maximum Loan Limit, except as otherwise provided in subsection 2(e), Coast Canada shall immediately, and without the necessity of demand by Canadian Lender, pay to Canadian Lender such amount as may be necessary to eliminate such excess and Canadian Lender shall apply such payment to the Canadian Revolving Credit Outstandings to eliminate such excess.

Coast Canada hereby authorizes Canadian Lender, in its permitted Discretion, to charge any of Coast Canada’ accounts or advance Canadian Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement.

A request for a Canadian Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Coast Canada shall give Canadian Lender same day notice, no later than 12:00 P.M. (noon) (Toronto time) for such day, of its request for a Canadian Revolving Loan as a Canadian Prime Rate Loan or Canadian US Base Rate Loan, and at least three (3) Business Days prior notice of its request for a Canadian Revolving Loan as a LIBOR Rate Loan, in which notice Coast Canada shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default. In the event that Coast Canada maintains a controlled disbursement account at ABN AMRO, each check presented for payment against such controlled disbursement account and any other charge or request for payment

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against such controlled disbursement account shall constitute a request for a Canadian Revolving Loan as a Canadian Prime Rate Loan. As an accommodation to Coast Canada, Canadian Lender may permit telephone requests for Canadian Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Canadian Lender by Coast Canada. Unless Coast Canada specifically directs Canadian Lender in writing not to accept or act upon telephonic or electronic communications from Coast Canada, Canadian Lender shall have no liability to Coast Canada for any loss or damage suffered by Coast Canada as a result of Canadian Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Canadian Lender by Coast Canada and Canadian Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

(g) Subsection 2(e) of the Agreement is hereby amended and restated in its entirety as follows:

(e) Overadvances.

If at any time and for any reason the aggregate amount of US Revolving Credit Outstandings exceeds the US Borrowing Base Availability or the aggregate amount of Canadian Revolving Credit Outstandings exceeds the Canadian Borrowing Base Availability (each an “Overadvance”), Coast US or Coast Canada, as applicable, shall shall immediately and without the necessity of a demand by Agent, US Lender or Canadian Lender, pay to US Lender or Agent, for the benefit of US Lender or Canadian Lender, such amount as may be necessary to eliminate such excess and Agent, US Lender and Canadian Lender shall apply such payment to the US Revolving Credit Outstandings or the Canadian Revolving Credit Outstandings, as applicable, to eliminate such excess.

(h) Subsection 2(g) of the Agreement is hereby deleted in its entirety.

(i) Subsection 3(a) of the Agreement is herby amended and restated in its entirety as follows:

(a) General Terms.

Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term or any Renewal Term, Lender shall,

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absent the existence of an Event of Default, from time to time cause to be issued and co-sign for or otherwise guarantee, upon Borrowers’ request, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed One Million and No/100 Dollars ($1,000,000.00). Payments made by the issuer of a Letter of Credit to any Person on account of any Letter of Credit shall be immediately payable by Borrowers without notice, presentment or demand and Borrowers agree that each payment made by the issuer of a Letter of Credit in respect of a Letter of Credit shall constitute a request by Borrowers for a Loan to reimburse such issuer. A Letter of Credit fee shall accrue, at a rate equal to three and one-half percent (3.50%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding from time to time, which fee Borrowers shall pay in arrears in monthly installments on the last Business Day of each month. Borrowers shall also pay on demand the normal and customary administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

(j) Subsection 4(a)(iv) is amended and restated in its entirety as follows:

For all LIBOR Rate Loans advanced to Borrowers, a per annum rate of interest equal to the LlBOR Based Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period. “Interest Period” shall mean, in connection with the making, conversion or continuation of any LlBOR Rate Loan to (i) Coast U.S., an interest period selected by Borrower to apply, which interest period shall be 30, 60, or 90 days; provided, however, that

(a) the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LlBOR Rate Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c) Borrowers may not select any Interest Period for a LIBOR Rate Revolving Loan which would extend beyond the last day of the

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Original Term or of any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof.

(k) Subsection 4(a)(vi) of the Agreement is hereby amended and restated in its entirety as follows:

(vi) Upon the occurrence of an Event of Default and during the continuance thereof, at Lender’s option (i) Borrowers shall not have the option of requesting LlBOR Rate Loans or Canadian US Base Rate Loans, (ii) all LlBOR Rate Loans outstanding to Coast US shall be converted to US Prime Rate Loans and (iii) all LIBOR Rate Loans outstanding to Coast Canada shall be converted to US Prime Rate Loans. These rights of Lender are independent of those rights of Lender under subsection 4(a)(v) of this Agreement or any other rights of Lender.

(l) Subsection 4(b)(vii) of the Agreement is hereby amended and restated in its entirety as follows:

(vii) Each request for LlBOR Rate Loans shall be in an amount not less than Three Million and No/100 Dollars ($3,000,000.00), and in integral multiples of, One Hundred Thousand and No/100 Dollars ($100,000.00).

(m) Subsections 4(c)(i), 4(c)(ii) and 4(c)(v) of the Agreement are hereby amended and restated in their entirety as follows:

(i) Collateral Management (Audit) Fee: In addition to the Ten Thousand and No/100 Dollars ($10,000.00) fee paid by Borrowers to Lender on January 1, 2009, Borrowers shall also pay to Lender an annual collateral management (audit) fee of Forty Thousand Dollars ($40,000.00) which shall be fully earned and payable on April 1, 2009 and Fifty Thousand ($50,000.00) on January 1, 2010 and on the same day of each year thereafter during the Original Term and any Renewal Term; provided that upon the occurrence of an Event of Default, Borrowers shall pay to Lender all customary fees currently $900.00 per person per day and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate applicable to Loans hereunder.

(ii) Unused Line Fee: Borrowers shall pay to Lender an unused line fee of three eighths of one percent (.375%) per annum of the average

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daily unused portion of the Maximum Loan Limit for each month, which fee shall be fully earned by Lender and payable monthly in arrears on the first Business Day of each month. Said fee shall be calculated on the basis of a 360-day year (365-day year for Coast Canada). For this purpose, the unused portion of the Maximum Loan Limit shall be determined on the basis of the daily difference between the Maximum Loan Limit and the sum of the US Revolving Credit Outstandings and the Canadian Revolving Credit Outstandings.

(v) Amendment Fee. Borrowers shall pay to Lender a one time fee of Fifteen Thousand and No/100 Dollars ($15,000.00) which shall be fully earned and payable on the date hereof.

(n) Subsection 15(g) of the Agreement is hereby amended and restated in its entirety as follows:

(b) Bankruptcy or Similar Proceedings.

The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor’s debts, whether under the United States Bankruptcy Code or under any other law, whether State or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings, though Lender shall have no obligation to make Loans or issue Letters of Credit to Borrower during such sixty (60) day period, or earlier, until such appointment is revoked or such proceedings are dismissed.

(o) Subsection 15(h) of the Agreement is hereby amended and restated in its entirety as follows:

(h) Appointment of Receiver.

The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any material part of any Obligor’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary,

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such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings, though Lender shall have no obligation to make Loans or issue Letters of Credit to Borrowers during such sixty (60) day period, or earlier, until such appointment is revoked or such proceedings are dismissed.

(p) Subsection 13(e) of the Agreement is hereby amended and restated in its entirety as follows:

(e) Dividends, Distributions and Redemptions.

Borrowers shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of their stock (if a Borrower is a corporation) or on account of any equity interest in Borrowers (if a Borrower is a partnership, limited liability company or other type of entity) or redeem or repurchase shares of their respective stock.

(q) Subsection 9(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) Weekly Reports.

At least once each week, each Borrower, or Coast Delaware on behalf of the Borrowers comprising Coast US, shall deliver to Lender (i) an executed weekly loan report and certificate in Lender’s then current form, which also summarizes the prior week’s changes in such numbers and (ii) reports of sales, including credits issued and collections received and summarizing the prior week’s changes in all such numbers, accompanied by copies of each such Borrower’s sales journal and credit memo journal for the relevant period, provided that with respect to Coast Canada, in the event the Loan balance is zero, then such reports may be delivered monthly.

(r) Subsection 12(j) of the Agreement is hereby amended and restated in its entirety as follows:

(j) Checking Accounts and Cash Management Services.

(j) Within sixty (60) days of notice by Lender, Borrowers shall maintain their operating, collections, payroll, trust, and other depository or disbursement accounts with Lender and shall close any such account maintained at a bank other than Lender, and Lender (or any parent, affiliate or subsidiary of Lender, as applicable) shall provide services with respect to such accounts, including without limitation, automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment

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March 27, 2009

services as more specifically set forth in agreements with respect to such accounts entered into by and between Borrower and Lender (or any parent, affiliate or subsidiary of Lender, as applicable). Customary charges and fees, including the charges and fees for the forgoing services, shall be assessed thereon. Although no compensating balance is required, Borrower must keep monthly balances in order to merit earnings credits which will cover Lender’s service charges for such account activities. Notwithstanding anything contained herein, (i) Coast U.S. shall immediately establish Dominion Accounts with US Lender and in connection therewith, shall execute and deliver to US Lender an Amended and Restated Deposit Account Control Agreement and (ii) Coast U.S. shall, within thirty (30) days of the date hereof, close all deposit accounts maintained with Wells Fargo Bank, N.A.

(s) The preamble to Section 17 is hereby amended and restated in its entirety as follows:

The obligation of Lender to continue funding the Revolving Loans, issue or cause to be issued the Letters of Credit is subject to the satisfaction or waiver, on or before the date hereof, of the following conditions precedent:

(a) All references to Bankers’ Acceptances are hereby deleted.

(b) All references to LaSalle Bank, LaSalle Bank National Association and LaSalle Business Credit, LLC shall be deemed references to Bank of America, N.A.

(c) Subsection 14 (a) of the Agreement is hereby amended and restated in its entirety and the following is inserted in its place:

(d) Pre Tax Profit

Borrowers Pre Tax Profit, on a consolidated basis as reflected on Borrowers financial statements, shall not at any time during any period set forth below be less than the Minimum Pre Tax Profit set forth below corresponding to such period:

Period	Minimum Pre Tax Profit
Year to date through March, 2009	$(2,200,000.00)
Year to date through June, 2009	$(700,000.00)
Year to date through September, 2009	$1,000,000.00
Year to date through December, 2009	$(800,000.00)
Year to date through March, 2010	$(1,700,000.00);

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2. Lender hereby waives the Event of Default existing under Section 15 of the Agreement because of the occurrence of the following event:

Failure to comply with the Tangible Net Worth Covenant as of December 31, 2008.

This waiver is a waiver of the specific Event of Default enumerated herein only and is not, nor should it be construed to be, a waiver of any other existing or future Events of Default, whether or not similar to the Event of Default enumerated herein. This waiver is subject to the final audited statement being materially consistent with the draft statement previously provided to Lender, which draft statement reflects the amount of the shareholder equity as $28,220,000. For clarification, as set forth herein, this covenant has been eliminated.

3. Borrowers represent and warrant to Lender that this Amendment has been approved by all necessary corporate action, and each individual signing below represents and warrants that he or she is fully authorized to do so.

4. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated by this Amendment, the Agreement and all Exhibits thereto are ratified and confirmed by Borrowers and Lender and remain in full force and effect in accordance with their terms.

5. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same agreement. This Amendment may be delivered by facsimile, and when so delivered will have the same force and effect as delivery of an original signature.

(Remainder of page intentionally blank; signatures follow)

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LENDER:

BANK OF AMERICA, N.A., as Agent

By:	/s/ John Mundstock
Title:	SVP

BANK OF AMERICA, N.A., as US Lender

By:	/s/ John Mundstock
Title:	SVP

BANK OF AMERICA, N.A., as Canadian Lender

By:	/s/ Medina Sales Deandrade
Title:	SVP

The Coast Distribution System, Inc.

March 27, 2009

BORROWERS:

THE COAST DISTRIBUTION SYSTEM, INC.

By:	/s/ Sandra Knell
Title:	EVP

UNITED SALES & WAREHOUSE OF TEXAS, INC.

By:	/s/ Sandra Knell
Title:	EVP

C/P PRODUCTS, CORP.

By:	/s/ Sandra Knell
Title:	EVP

MOHAWK TRAILER SUPPLY, INC.

By:	/s/ Sandra Knell
Title:	EVP

LES SYSTEMES DE DISTRIBUTION COAST (CANADA) INC. THE COAST DISTRIBUTION SYSTEM (CANADA) INC.

By:	/s/ Sandra Knell
Title:	EVP

The Coast Distribution System, Inc.

March 27, 2009

GUARANTOR’S ACKNOWLEDGMENT

The undersigned guarantor acknowledges that Bank of America, N.A., as successor by merger to LaSalle Bank Midwest National Association (“US Lender”), acting by and through Bank of America, N.A., as Agent for US Lender (“Agent”) and Bank of America, N.A. (acting through its Canada branch), a Canadian branch of a Netherlands bank (“Canadian Lender”) (US Lender, acting through Agent, and Canadian Lender are referred to collectively as “Lender”) have no obligation to provide it with notice of, or to obtain its consent to, the terms of the foregoing Fourth Amendment to Loan and Security Agreement (the “Amendment”). The undersigned guarantor nevertheless: (i) acknowledges and agrees to the terms and conditions of the Amendment; and (ii) acknowledges that its guaranty remains fully valid, binding, and enforceable.

9002-1288 QUEBEC INC.

By	/s/ Sandra Knell
Title	EVP